Exhibit 10.8.3.4

AMENDMENT NUMBER TWO
TO THE GOOGLE SERVICES AGREEMENT

     This Amendment Number Two to the Google Services Agreement (“Amendment Number Two”) is entered into as of December 15, 2004 (the “Amendment Number Two Effective Date”) by and between Focus Interactive, Inc. a Delaware corporation, with its principal place of business at One Bridge Street, Suite 42, Irvington, NY 10533 (f/k/a The Excite Network, Inc. “Customer”), and Google Inc., a Delaware corporation, with its principal place of business at 1600 Amphitheatre Parkway, Mountain View, California 94043 and the successor by merger of Google Technology Inc. (“Google”).

Recitals

     Customer and Google entered into a Google Services Agreement, dated as of May 23, 2003, as amended by that certain Amendment, dated July 26, 2004 (the “GSA”), together with that certain Order Form, dated as of May 23, 2003, as amended by those certain Amendments dated September 18, 2003 and July 26, 2004 (the “Order Form,” and, collectively with the GSA, the “Services Agreement”) pursuant to which Google provides certain services (as set forth in the Services Agreement) to Customer. The Services Agreement and this Amendment Number Two shall be collectively referred to as the “Agreement”.

     Customer and Google now desire to amend the Services Agreement through this Amendment Number Two as set forth below in connection with Customer’s intended additional use of Google Sponsored Links on Image Results Pages as a part of the Services.

     Customer and Google further desire to amend Addendum A to the Services Agreement which is contained in Section 1.4 of the July 26, 2004 Amendment referred to above (the “Addendum”) to [*].

     Capitalized terms used but not defined herein will have the meanings given to such terms in the Services Agreement.

Terms

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows.

1.     Amendments. The GSA is hereby amended as follows:

     1.1. The second sentence of Section 1.1.1 of the GSA is hereby deleted and replaced with the following:

     “Customer shall take reasonable steps to minimize any legal risks [*].

     Subject to the terms and conditions of this Agreement, including the remaining provisions of this Section 1.1.1, Customer may display Advertising Results Sets provided under this Agreement on Image Results Pages, provided that (a) such [*], (b) the [*] attached hereto as Exhibit H-2, and otherwise shall be [*] in accordance with the terms and conditions of this Agreement, and (c) Customer shall [*] attached hereto as Schedule I, [*]. Google may [*]. Customer will [*] but in any event within [*]. In addition, Google shall have the [*]. Customer will [*]. For the avoidance of doubt, nothing herein will limit [*].

     In addition, Google [*] if Google (a) determines [*] that [*] or (b) [*]. In the event that Google requires Customer to [*]: (i) Customer may [*]; (ii) from and after the date of Google’s [*], the amendments to the [*] provisions contained in Sections [*] shall [*], and such exclusivity provisions shall [*], and (iii) if Customer [*] as provided by clause (i) of this sentence, then the provisions of Section [*] shall be [*].

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     For the avoidance of doubt, notwithstanding anything to the contrary, in no event will [*].”

     1.2. Section 1.3.7.2 of the Services Agreement is hereby deleted in its entirety and replaced with the following:

     “1.3.7.2 Exclusivity. Subject to Section 1.3.7.3, Customer agrees that during the Services Term, Google shall be the world-wide, exclusive provider of Sponsored Links within the Web Search, [*] and directory sections of each Site, Additional Site and Co-branded Site, and any successor and replacement sites thereto, respectively (“Exclusivity”).”

     1.3. Section 1.3.7.3(b) of the Services Agreement is hereby deleted in its entirety and replaced with the following:

     “(b) [*]. Exclusivity shall [*]; provided, however, that in the event that Customer [*], then Exclusivity shall [*].”

     1.4. Section 1.3.7.4 of the Services Agreement is hereby deleted in its entirety and replaced with the following:

     “1.3.7.4 Excluded Parties. Notwithstanding anything in this Agreement to the contrary, including without limitation anything in this Section 1.3.7 (Exclusivity), Customer shall not at any time (except as specifically provided for in those instances where the Exclusivity may be terminated pursuant to Section 1.3.7.3(e), the last sentence of each of Section 1.3.5.2(5), Section 1.3.6.2 and Section 1.3.9 and pursuant to Section 3 of the Order Form) during the Services Term display on any Site, Downloadable Application, Co-branded Site or Additional Site: (i) [*], their respective affiliates, successors and assigns (each an “Excluded Party” and collectively, the “Excluded Parties”); or (ii) any advertisement or other creative provided by [*]. For the avoidance of doubt, nothing in this Section shall prohibit Customer from displaying on (x) any page other than a Web search, [*] or directory page of a Site, Additional Site or Co-branded Site an advertisement provided by an Excluded Party that is not [*]; or (y) any Site, Additional Site or Co-branded Site [*].”

     1.5. The following is hereby inserted as a new sentence between the existing third and fourth sentences of Section 5 (Indemnification) of the GSA:

     “In addition, Customer will indemnify, defend and hold harmless Google and its affiliates and their respective officers, directors, employees and agents from and against any action, loss, cost, claim, demand, liability, damage, judgment or expense, including reasonable attorney’s fees, incurred by any of them and arising out of the use and/or provision of image search on any of the Sites, Additional Sites or Co-branded Sites and/or Customer’s use and/or display of Google Sponsored Links on any image search page.”

     1.6. The first sentence of the fifth (5th) paragraph of the Addendum is hereby modified by deleting and replacing the words “[*] from the Amendment One Effective Date” with the following: “[*].”

     1.7. The first sentence of the sixth (6th) paragraph of the Addendum is hereby modified by deleting and replacing the words “the date that is [*] from the Amendment One Effective Date” with the following: “[*].”

2.     Miscellaneous. This Amendment Number Two constitutes the sole and complete understanding of the parties with respect to its subject matter and supersedes all prior or contemporaneous

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

communications between the parties concerning such subject matter. Following the Amendment Number Two Effective Date, the Agreement (as amended) remains in full force and effect. This Amendment Number Two may be executed in counterparts, including facsimile counterparts, each of which will constitute an original, but which collectively will form one and the same instrument. This Amendment Number Two will be governed and construed according to the choice of governing and constructive law set forth in the Services Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment Number Two by persons duly authorized as of the date first written above.

FOCUS INTERACTIVE, INC.	GOOGLE INC.

By: /s/ Brett Robertson	By: /s/ Omid Kordestani

Name: Brett Robertson Title: EVP and General Counsel Date:	Name: Omid Kordestani Title: SVP Worldwide Sales and Field Operations Date:

Ask Jeeves, Inc. hereby guarantees the performance of Customer under the Agreement and will cause its affiliates to comply with the terms of this Agreement applicable to Customer, including, without limitation, the provisions of this Amendment Number 2.

ASK JEEVES, INC.

By: /s/ Brett Robertson Name: Brett Robertson Title: EVP and General Counsel Date:

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit H-1—[*]

The [*] contained in Exhibits H-1 and H-2 represent the permitted implementations of Google [*], respectively. These implementations will apply across all of the Sites, Co-branded Sites and Additional Sites, except that the Customer branding and the use of Google attribution will vary according to the property. Use of Google attribution, if permitted at all, will be as provided elsewhere in the Service Agreement.

[*]

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit H-2—[*]

[*]

[*]

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE I—[*]

[*]

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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